Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2020 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 16, 2021 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2020 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2020	2019	$	%	2020	2019	$	%
(000's except per-share amounts and ratios)
Net premiums earned (2)	$921,860	$925,384	$(3,524)	(0.4)%	$3,555,635	$3,599,418	$(43,783)	(1.2)%
Net premiums written (1) (2)	$895,528	$896,140	$(612)	(0.1)%	$3,611,543	$3,731,723	$(120,180)	(3.2)%

Net realized investment gains, net of tax (3)	$90,209	$19,804	$70,405	355.5%	$67,727	$176,006	$(108,279)	(61.5)%
Net income	$166,743	$31,688	$135,055	426.2%	$374,607	$320,087	$54,520	17.0%
Net income per diluted share	$3.01	$0.57	$2.44	428.1%	$6.77	$5.78	$0.99	17.1%

Operating income (1)	$76,534	$11,884	$64,650	544.0%	$306,880	$144,081	$162,799	113.0%
Operating income per diluted share (1)	$1.38	$0.21	$1.17	557.1%	$5.54	$2.60	$2.94	113.1%
Catastrophe losses net of reinsurance (4)	$21,000	$36,000	$(15,000)	(41.7)%	$64,000	$53,000	$11,000	20.8%
Combined ratio (5)	93.3%	103.2%	—	(9.9) pts	93.1%	99.4%	—	(6.3) pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company's net premiums earned and written were reduced by $0.1 million and $127.7 million for the three and twelve months ended December 31, 2020, respectively, due to premium refunds and credits to its eligible policyholders for reduced driving and business activities following the outbreak of the COVID-19 pandemic.

(3)

Net realized investment gains before tax were $114 million and $25 million for the three months ended December 31, 2020 and 2019, respectively, and $86 million and $223 million for the twelve months ended December 31, 2020 and 2019, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(4)

Catastrophe losses due to the events that occurred during the three and twelve months ended December 31, 2020 totaled approximately $21 million and $69 million, respectively, with no reinsurance benefits used for these losses. The  majority of 2020 catastrophe losses resulted from wildfires and windstorms in California and extreme weather events outside of California. The year-to-date catastrophe losses in 2020 were partially offset by favorable development of approximately $5 million on prior years' catastrophe losses. Catastrophe losses due to the events that occurred during the three and twelve months ended December 31, 2019 totaled approximately $37 million and $57 million, respectively, with no reinsurance benefits used for these losses. 2019 catastrophe losses were primarily due to wildfires and winter storms in California, a hurricane in Texas, and tornadoes and wind and hail storms in the Midwest. These losses were partially offset by favorable development of approximately $1 million and $4 million on prior years' catastrophe losses for the three and twelve months ended December 31, 2019, respectively.

(5)

The Company experienced favorable development of approximately $3 million and $1 million on prior accident years' loss and loss adjustment expense reserves for the three months ended December 31, 2020 and 2019, respectively, and unfavorable development of approximately $23 million and $10 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2020 and 2019, respectively. The year-to-date unfavorable development in 2020 was primarily attributable to higher than estimated losses and loss adjustment expenses in the homeowners and commercial automobile lines of insurance business, partially offset by favorable development in the private passenger automobile line of insurance business, while the year-to-date unfavorable development in 2019 was primarily attributable to higher than estimated defense and cost containment expenses in the California automobile line of insurance business, partially offset by favorable development in certain of the Company's other lines of insurance business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
(000's except average annual yield)
Average invested assets at cost (1)	$4,398,360	$4,104,014	$4,291,888	$4,008,601
Net investment income (2)
Before income taxes	$34,057	$35,701	$134,858	$141,263
After income taxes	$30,286	$31,793	$120,043	$125,637
Average annual yield on investments - after income taxes (2)	2.8%	3.1%	2.8%	3.1%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

The lower net investment income before and after income taxes for the three and twelve months ended December 31, 2020 compared to the corresponding periods in 2019 resulted largely from a lower average yield on investments, partially offset by higher average invested assets. Average annual yield on investments after income taxes for the three and twelve months ended December 31, 2020 decreased compared to the corresponding periods in 2019, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

The Board of Directors declared a quarterly dividend of $0.6325 per share. The dividend will be paid on March 31, 2021 to shareholders of record on March 17, 2021.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Net premium earned	$921,860	$925,384	$3,555,635	$3,599,418
Net investment income	34,057	35,701	134,858	141,263
Net realized investment gains	114,189	25,068	85,731	222,793
Other	1,478	1,840	8,287	9,044
Total revenues	$1,071,584	$987,993	$3,784,511	$3,972,518
Expenses:
Losses and loss adjustment expenses	629,716	738,103	2,395,343	2,706,024
Policy acquisition costs	164,184	154,114	627,788	602,085
Other operating expenses	66,312	63,055	285,831	269,305
Interest	4,262	4,256	17,048	17,035
Total expenses	$864,474	$959,528	$3,326,010	$3,594,449

Income before income taxes	207,110	28,465	458,501	378,069
Income tax expense (benefit)	40,367	(3,223)	83,894	57,982
Net income	$166,743	$31,688	$374,607	$320,087

Basic average shares outstanding	55,358	55,357	55,358	55,351
Diluted average shares outstanding	55,358	55,361	55,358	55,360

Basic Per Share Data
Net income	$3.01	$0.57	$6.77	$5.78
Net realized investment gains, net of tax	$1.63	$0.36	$1.22	$3.18

Diluted Per Share Data
Net income	$3.01	$0.57	$6.77	$5.78
Net realized investment gains, net of tax	$1.63	$0.36	$1.22	$3.18

Operating Ratios-GAAP Basis
Loss ratio	68.3%	79.8%	67.4%	75.2%
Expense ratio	25.0%	23.5%	25.7%	24.2%
Combined ratio (a)	93.3%	103.2%	93.1%	99.4%

(a)	Combined ratio for the three months ended December 31, 2019 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,388,418; $2,973,276)	$3,549,810	$3,093,275
Equity securities (cost $695,150; $$648,282)	803,851	724,751
Short-term investments (cost $376,547; $494,060)	375,609	494,135
Total investments	4,729,270	4,312,161
Cash	348,479	294,398
Receivables:
Premiums	599,070	606,316
Allowance for credit losses on premiums receivable	(10,000)	(1,445)
Premiums receivable, net of allowance for credit losses	589,070	604,871
Accrued investment income	42,985	40,107
Other	10,730	6,464
Total receivables	642,785	651,442
Reinsurance recoverables	48,579	78,774
Allowance for credit losses on reinsurance recoverables	(91)	—
Reinsurance recoverables, net of allowance for credit losses	48,488	78,774
Deferred policy acquisition costs	246,994	233,166
Fixed assets, net	178,923	168,986
Operating lease right-of-use assets	40,554	44,909
Current income taxes	—	7,642
Goodwill	42,796	42,796
Other intangible assets, net	11,322	10,636
Other assets	38,635	44,247
Total assets	$6,328,246	$5,889,157

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,991,304	$1,921,255
Unearned premiums	1,405,873	1,355,547
Notes payable	372,532	372,133
Accounts payable and accrued expenses	194,421	143,318
Operating lease liabilities	43,825	47,996
Current income taxes	10,426	—
Deferred income taxes	41,132	27,964
Other liabilities	236,136	221,442
Shareholders' equity	2,032,597	1,799,502
Total liabilities and shareholders' equity	$6,328,246	$5,889,157

OTHER INFORMATION
Common stock shares outstanding	55,358	55,358
Book value per share	$36.72	$32.51
Statutory surplus (a)	$1.77 billion	$1.54 billion
Net premiums written to surplus ratio (a)	2.04	2.42
Debt to total capital ratio (b)	15.6%	17.2%
Portfolio duration (including all short-term instruments) (a)(c)	3.0 years	3.2 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,116	1,162
Homeowners PIF	671	646
Commercial Auto PIF	38	36

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios)
(unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$921,860	$925,384	$3,555,635	$3,599,418
Change in net unearned premiums	(26,332)	(29,244)	55,908	132,305
Net premiums written	$895,528	$896,140	$3,611,543	$3,731,723

Incurred losses and loss adjustment expenses	$629,716	$738,103	$2,395,343	$2,706,024
Change in net loss and loss adjustment expense reserves	(49,466)	(93,791)	(91,539)	(196,602)
Paid losses and loss adjustment expenses	$580,250	$644,312	$2,303,804	$2,509,422

Net income	$166,743	$31,688	$374,607	$320,087
Less: Net realized investment gains	114,189	25,068	85,731	222,793
Tax on net realized investment gains (b)	23,980	5,264	18,004	46,787
Net realized investment gains, net of tax	90,209	19,804	67,727	176,006
Operating income	$76,534	$11,884	$306,880	$144,081

Per diluted share:
Net income	$3.01	$0.57	$6.77	$5.78
Less: Net realized investment gains, net of tax	1.63	0.36	1.22	3.18
Operating income (c)	$1.38	$0.21	$5.54	$2.60

Combined ratio			93.1%	99.4%
Effect of estimated prior periods' loss development			(0.6)%	(0.3)%
Combined ratio-accident period basis			92.5%	99.1%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.
(c)	Operating income per diluted share for the twelve months ended December 31, 2020 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

FOR MORE INFORMATION, CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com